Exhibit 99.1

CTE Investor Relations 100 CTE Drive Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch Senior Vice President – Investor Relations and Corporate Communications (570) 631-2807

CTE Reports 2006 Fourth Quarter Results:

CTE Reports Fourth Quarter Diluted Earnings Per Share of $0.65

DSL Subscribers Increase 55% Versus Year Ago Quarter

Dallas, PA – February 27, 2007 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [Nasdaq: CTCO], today announced financial results for the 2006 fourth quarter.

CTE 2006 Fourth Quarter Consolidated Results
For the 2006 fourth quarter, CTE reported diluted earnings per share (“EPS”) of $0.65, versus reported diluted EPS of $0.77 in the 2005 fourth quarter.

CTE’s 2006 fourth quarter reported diluted EPS of $0.65 includes a $0.07 unfavorable effect related to advisory, legal and other fees in connection with the September 18, 2006, announcement of CTE’s agreement to be acquired by Citizens Communications Company (“Citizens”) [NYSE: CZN].

CTE’s 2006 fourth quarter reported diluted EPS, versus last year’s fourth quarter, also includes the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with CTE’s dividend strategy. Specifically, the 2006 fourth quarter average fully diluted share count includes an additional 0.4 million shares in connection with the payment of our dividends and their effect on our convertible debt, versus the prior year’s comparable period. The additional shares had a $0.01 unfavorable impact on CTE’s 2006 fourth quarter reported diluted EPS.

Including the $0.08 unfavorable effect of the items discussed above, CTE’s 2006 fourth quarter reported diluted EPS was above the high end of its previous guidance, and above the First Call mean of $0.64.

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Included in CTE’s 2005 fourth quarter reported diluted EPS was a $0.02 favorable effect resulting from certain non-cash access revenue settlements and non-cash network costs settlements included in the CTSI, LLC (“CTSI”), results; a $0.06 per share favorable effect resulting from a sales and use tax settlement in the Commonwealth Telephone Company (“CT”) results; and, a $0.07 per share favorable effect resulting from a true-up of deferred income tax liability.

For the 2006 full year, CTE reported diluted EPS of $3.16, versus reported diluted EPS of $2.71 for the 2005 full year. A summary of certain items that are reflected in the 2006 full year and 2005 full year reported diluted EPS figures is detailed on an accompanying schedule.

CTE ended the 2006 fourth quarter with a total of 451,892 switched access lines in service, reflecting a reduction of 2% versus the end of the 2005 fourth quarter. Over the same period, CTE added a record 16,202 net new DSL subscribers, which reflected a growth rate of 55%. In the 2006 fourth quarter, CTE installed 4,365 net new DSL subscribers and ended the quarter with 45,464 consolidated DSL subscribers.

CTE’s reported consolidated revenues in the 2006 fourth quarter were $83.2 million, versus 2005 fourth quarter reported revenues of $83.5 million. As noted above, CTE’s 2005 fourth quarter revenues included a favorable effect of $0.9 million resulting from certain access revenue settlements reported in CTSI’s results.

CTE’s reported consolidated operating income in the 2006 fourth quarter was $30.4 million, versus reported consolidated operating income of $30.6 million in the 2005 fourth quarter. CTE’s 2006 fourth quarter reported operating income includes $1.0 million of expenses related to advisory, legal and other fees in connection with CTE’s agreement to be acquired by Citizens. Excluding the effect of these expenses, CTE’s 2006 fourth quarter operating income would have been $31.4 million. CTE’s 2005 fourth quarter reported operating income included a $1.2 million favorable effect resulting from the aforementioned $0.9 million of favorable access revenue settlements, and a favorable $0.3 million effect resulting from certain network costs settlements, both items reported in CTSI’s results.

For the 2006 fourth quarter, CTE reported net income of $16.8 million, versus reported net income of $20.7 million in the 2005 fourth quarter. CTE’s 2006 fourth quarter reported net income includes an unfavorable effect of $2.0 million related to the after-tax effect of the advisory, legal and other fees in connection with CTE’s agreement to be acquired by Citizens, as well as the true-up of the non-deductible portion of these expenses incurred to date. Included in CTE’s 2005 fourth quarter reported net income was a favorable $0.7 million effect resulting from certain non-cash access revenue settlements and non-cash network costs settlements included in the CTSI results; a favorable $1.7 million effect resulting from a sales and use tax settlement in the CT results; and, a favorable $1.9 million effect resulting from a true-up of deferred income tax liability.

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Consolidated capital expenditures (“CAPEX”) were $12.2 million in the 2006 fourth quarter, versus CAPEX of $14.0 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2006 fourth quarter reported consolidated results, versus the 2005 fourth quarter:

	2006	2005	% Change
	Fourth Quarter	Fourth Quarter	Inc./(Dec.)

Total Access Lines	451,892	461,251	( 2%)
Revenues	$83.2M	$83.5M	-
Operating Income	$30.4M	$30.6M	( 1%)
Depreciation and Amortization	$10.9M	$11.9M	( 8%)
CAPEX	$12.2M	$14.0M	(13%)
Reported EPS	$0.65	$0.77	(16%)

“We ended 2006 on a positive note with the completion of another solid quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “I am particularly pleased with our continued strong DSL performance, where we added a record 16,202 net new subscribers since the end of last year’s fourth quarter, reflecting a growth rate of 55%. CTSI continued its solid trend by growing its base of general business lines by 7% year-over-year. We ended the year with a continued strong balance sheet and cash position.”

CTE’s reported consolidated revenues for the 2006 full year were $330.6 million, a decline of 1% versus the 2005 full year reported revenues of $333.9 million. Consolidated reported operating income was $113.5 million, versus $112.1 million for the 2005 full year, reflecting an increase of 1%. Consolidated capital expenditures were $47.2 million, versus $43.9 million for the 2005 full year, reflecting an increase of 8%, which was largely in support of the expansion of CTE’s broadband network and product offerings.

The table below sets forth highlights of CTE’s 2006 full year reported consolidated results, versus the 2005 full year consolidated results:

	2006	2005	% Change
	Full Year	Full Year	Inc./(Dec.)

Total Access Lines	451,892	461,251	( 2%	)
Revenues	$330.6M	$333.9M	( 1%	)
Operating Income	$113.5M	$112.1M	1%
Depreciation and Amortization	$43.4M	$57.9M	(25%	)
CAPEX	$47.2M	$43.9M	8%
Reported EPS	$3.16	$2.71	17%

Commonwealth Telephone Company Results
Commonwealth Telephone Company had a total of 309,279 switched access lines in service at the end of the 2006 fourth quarter – reflecting a reduction of 4% versus last year’s fourth quarter. CT’s primary residential access lines in service declined 2% versus the end of the 2005 fourth

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quarter. CT’s residential additional line penetration was 30% at the end of the quarter, down from 33% in the year ago quarter, and just below the 31% penetration level at the end of the 2006 third quarter.

In the 2006 fourth quarter, CT installed 3,788 net new DSL subscribers. CT had 39,890 DSL subscribers in service at the end of the 2006 fourth quarter, having added a record total of 14,292 net new subscribers over the past four quarters, which reflected a growth rate of 56% versus the end of last year’s fourth quarter.

CT’s 2006 fourth quarter reported revenues were $57.0 million, reflecting a 1% decrease versus CT’s reported revenues of $57.8 million in the 2005 fourth quarter. For the 2006 full year, CT’s reported revenues were $228.9 million, versus reported revenues of $228.5 million in the prior year.

CT’s 2006 fourth quarter reported operating income was $30.9 million, versus $31.4 million in the 2005 fourth quarter. CT’s reported expenses in the 2005 fourth quarter included the previously mentioned favorable non-cash sales and use tax settlement, which was $2.8 million. For the 2006 full year, CT’s reported operating income was $122.1 million, versus 2005 full year reported operating income of $111.9 million.

CT’s 2006 fourth quarter CAPEX were $8.0 million, versus $8.6 million in the 2005 fourth quarter. For the 2006 full year, CT’s CAPEX were $30.7 million, versus 2005 full year CAPEX of $27.2 million.

CTSI Results
CTSI had a total of 142,613 switched access lines in service at the end of the 2006 fourth quarter – reflecting a 4% increase versus the 137,696 switched access lines in service at the end of the 2005 fourth quarter. CTSI’s general business access lines in service increased 7% over the past year, while CTSI’s access lines in service to ISP customers continued to decline, as the dial-up ISP business continued to weaken. At the end of the 2006 fourth quarter, 99% of CTSI’s access lines were “on-switch,” and 52% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2006 fourth quarter was 92%/8%, reflecting a slightly higher business component versus the end of the 2005 fourth quarter.

In the 2006 fourth quarter, CTSI installed 577 net new DSL subscribers. CTSI had 5,574 DSL subscribers in service at the end of the 2006 fourth quarter, having added a record total of 1,910 net new subscribers over the past four quarters, which reflected a growth rate of 52% versus the end of last year’s fourth quarter.

CTSI’s 2006 fourth quarter reported revenues were $21.3 million, versus reported revenues of $21.6 million in the 2005 fourth quarter. CTSI’s 2005 fourth quarter revenues included a favorable effect of $0.9 million resulting from certain access revenue settlements. For the 2006

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full year, CTSI’s reported revenues were $82.9 million, versus 2005 full year reported revenues of $86.5 million. CTSI’s 2005 full year reported revenues included the favorable effect of $2.6 million resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2006 fourth quarter was $2.7 million, versus reported operating income of $2.9 million in the 2005 fourth quarter. CTSI’s 2005 fourth quarter reported operating income included a $1.2 million favorable effect resulting from the aforementioned $0.9 million of favorable access revenue settlements, and a favorable $0.3 million effect resulting from certain network costs settlements. For the 2006 full year, CTSI’s reported operating income was $9.2 million, versus 2005 full year reported operating income of $12.9 million. CTSI’s 2005 full year reported operating income included a $4.3 million favorable effect resulting from the aforementioned $2.6 million of favorable access revenue settlements, and a favorable $1.7 million effect resulting from certain network costs settlements.

CTSI’s 2006 fourth quarter capital expenditures were $3.6 million, versus $4.8 million in the year ago quarter. For the 2006 full year, CTSI’s CAPEX were $14.6 million, versus 2005 full year CAPEX of $15.3 million.

About CTE
Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), a local exchange carrier that has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, which formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), a rural dial-up Internet service provider (“ISP”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “may,” “can,” “believe,” “expect,” “project,” “intend,” “likely,” similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There

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are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. CTE and Citizens undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to CTE’s and Citizens’ most recent Form 10-K, 10-Q and 8-K reports.

Important Information for Investors and Stockholders
In connection with the proposed merger, on December 19, 2006, CTE filed with the SEC the definitive proxy statement/prospectus, and Citizens filed with the SEC a registration statement on Form S-4, of which the definitive proxy statement/prospectus forms a part. On December 20, 2006, CTE filed with the SEC a revised definitive proxy statement/prospectus, which includes a form of proxy but is otherwise the same as the definitive proxy statement/prospectus filed on December 19, 2006. Investors and stockholders of CTE and Citizens are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information about the proposed merger. Investors and stockholders may obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CTE are available free of charge by directing a request to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations, and documents filed with the SEC by Citizens are available free of charge by directing a request to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	THREE MONTHS ENDED DECEMBER 31, 2006				THREE MONTHS ENDED DECEMBER 31, 2005

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$57,037	$21,272	$4,934	$83,243	$57,803	$21,596	$4,126	$83,525
Costs & Expenses (excluding depreciation
and amortization and strategic alternatives)	20,339	13,706	6,838	40,883	19,489	13,885	7,612	40,986

Strategic Alternatives	-	-	1,013	1,013	-	-	-	-

Depreciation & Amortization	5,829	4,867	239	10,935	6,913	4,804	211	11,928

Restructuring Reversals	-	-	-	-	-	-	-	-

Operating Income (Loss)	30,869	2,699	(3,156)	30,412	31,401	2,907	(3,697)	30,611

Interest and Dividend Income				1,668				1,339
Interest Expense				(3,467)				(3,691)
Other Income (Expense), Net				278				837
Equity in Income of Unconsolidated Entities				997				742

Income before Income Taxes				29,888				29,838

Provision for Income Taxes				13,111				9,144

Net Income				$16,777				$20,694

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	YEAR ENDED DECEMBER 31, 2006				YEAR ENDED DECEMBER 31, 2005

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$228,903	$82,881	$18,831	$330,615	$228,464	$86,495	$18,897	$333,856
Costs & Expenses (excluding depreciation
and amortization and strategic alternatives)	83,425	54,600	30,990	169,015	79,153	54,315	30,446	163,914
Strategic Alternatives	-	-	4,729	4,729	-	-	-	-
Depreciation & Amortization	23,410	19,035	929	43,374	37,439	19,271	1,182	57,892
Restructuring Reversals	-	-	-	-	-	(31)	-	(31)

Operating Income (Loss)	122,068	9,246	(17,817)	113,497	111,872	12,940	(12,731)	112,081

Interest and Dividend Income				5,721				8,375
Interest Expense				(13,894)				(14,084)
Gain on Dissolution of Rural Telephone Bank				23,623				-
Other Income (Expense), Net				458				(896)
Equity in Income of Unconsolidated Entities				4,020				3,177

Income before Income Taxes				133,425				108,653
Provision for Income Taxes				49,285				38,545

Net Income				$84,140				$70,108

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands, Except Per Share Amounts)
(GAAP)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,

	2006	2005	2006	2005

Net Income	$16,777	$20,694	$84,140	$70,108

Net Income Adjustment for Interest on Convertible Debt,
Net of Tax	1,878	1,878	7,513	7,491

Net Income, as Adjusted	$18,655	$22,572	$91,653	$77,599

Weighted Average Common Shares Outstanding - Basic	20,978,564	21,906,680	21,303,754	21,617,630

Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	198,924	114,067	93,500	262,390
Convertible Debt	7,711,650	7,285,200	7,562,221	6,712,529

Weighted Average Common Shares Outstanding - Diluted	28,889,138	29,305,947	28,959,475	28,592,549

Basic Earnings per
Average Common Share:

Net Income	$0.80	$0.94	$3.95	$3.24

Diluted Earnings per
Average Common Share:

Net Income	$0.65	$0.77	$3.16	$2.71

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
SUMMARY OF CERTAIN ITEMS INCLUDED IN REPORTED EPS
(UNAUDITED)
(Dollars in Thousands, Except Per Share Amounts)

	YEAR ENDED DECEMBER 31, 2006

Favorable/(unfavorable) items	Pre-tax	After-tax	EPS

RTB dissolution - net gain	$22,497	$14,016	$0.49
Strategic alternatives costs	(4,729)	(4,258)	(0.15)
Pennsylvania tax law change	-	4,332	0.15

	YEAR ENDED DECEMBER 31, 2005

Favorable/(unfavorable) items	Pre-tax	After-tax	EPS

Access revenue settlements	$2,608	$1,632	$0.06
Network costs settlements	1,646	1,031	0.03
Non-cash compensation related to Q2 dividend	(2,416)	(1,516)	(0.05)
Dividend strategy & exchange fees	(2,037)	(1,278)	(0.05)
Sales and use tax settlement	2,764	1,722	0.06
Deferred income tax liability true-up	-	1,934	0.07

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	DECEMBER 31, 2006	DECEMBER 31, 2005

ASSETS

CURRENT ASSETS:

Cash and Temporary Cash Investments	$126,932	$104,968

Accounts Receivable and Unbilled Revenues, Net of Allowance
for Doubtful Accounts of $1,547 in 2006 and $1,362 in 2005	40,839	36,528

Other Current Assets	9,604	8,830

Deferred Income Taxes	9,766	11,275

Total Current Assets	187,141	161,601

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $580,655 IN 2006 AND $550,007 IN 2005)	372,597	368,506

INVESTMENTS	4,716	10,269

DEFERRED CHARGES AND OTHER ASSETS	9,142	15,018

TOTAL ASSETS	$573,596	$555,394

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12TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	DECEMBER 31, 2006	DECEMBER 31, 2005

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes Payable	$35,000	$35,000

Capital Lease Obligation	-	360

Accounts Payable	20,357	26,590

Advance Billings and Customer Deposits	5,984	5,248

Accrued Expenses	40,448	38,937

Total Current Liabilities	101,789	106,135

LONG TERM DEBT	300,000	300,000

DEFERRED INCOME TAXES	69,314	72,490

OTHER LONG TERM LIABILITIES	32,537	20,904

COMMON SHAREHOLDERS' EQUITY:

Common Stock	24,226	24,226

Additional Paid-in Capital	104,650	118,723

Deferred Compensation	-	(16,861)

Other Comprehensive Loss	(9,150)	(2,415)

Retained Earnings	67,148	26,327

Treasury Stock at Cost, 3,099,373 Shares at December 31, 2006
and 2,383,564 at December 31, 2005	(116,918)	(94,135)

Total Common Shareholders' Equity	69,956	55,865

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$573,596	$555,394

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13TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 27, 2007

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in Thousands)

	YEAR ENDED DECEMBER 31,

	2006	2005

NET CASH PROVIDED BY OPERATING ACTIVITIES	$108,190	$128,505

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(47,155)	(43,875)
Other	2,852	3,308
Proceeds on Dissolution of Rural Telephone Bank	30,033	-

Net Cash Used in Investing Activities	(14,270)	(40,567)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid	(42,532)	(315,877)
Dividend and Debt Exchange Fees Paid	-	(2,149)
Proceeds from Exercise of Stock Options	2,179	23,678
Capital Lease Payments	(360)	(722)
Payment Made for Debt Issuance Costs	-	(160)
Stock Repurchases	(31,456)	-
Tax Benefit on Stock Compensation	213	-

Net Cash Used in Financing Activities	(71,956)	(295,230)

Net Increase/(Decrease) in Cash and Temporary Cash Investments	21,964	(207,292)

Cash and Temporary Cash Investments at Beginning of Period	104,968	312,260

Cash and Temporary Cash Investments at End of Period	$126,932	$104,968

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